LOAN AGREEMENT

           AGREEMENT made on this 6th day of June, 2002, by and among Tengtu International Corp., a Delaware corporation ("Debtor"), Orion Capital Incorporated, an Ontario corporation (the "Shareholder") and Quest Ventures Ltd., a British Columbia company ("Creditor"). All references to Creditor herein shall also refer to Creditor's permitted assignee under this Agreement.

           In consideration of the mutual covenants and promises contained in this Agreement, Debtor, Shareholder and Creditor agree:

1. LOAN AGREEMENT. On the terms and subject to the conditions set forth in this Agreement, Creditor shall loan to Debtor (the "Loan"), and Debtor shall borrow from Creditor, the sum of FOUR MILLION UNITED STATES DOLLARS (U.S.$4,000,000) (the "Loan Amount"). The Loan Amount, net of all amounts payable by Debtor to Creditor hereunder, will be wired to Debtor's bank account pursuant to wiring instructions provided to Creditor in conjunction with the execution of this Agreement.

2. LOAN TERMS. In connection with the Loan, Debtor shall duly execute and deliver to Creditor a Promissory Note containing the terms, and substantially in the form, set forth in Exhibit A hereto (the "Note").

3. CLOSING. Creditor will, subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Debtor, loan to Debtor and Debtor shall borrow, at a single closing, the Loan Amount. The closing shall be held (the "Closing") at the offices of Davis & Company, Barristers & Solicitors, Suite 2800 - 666 Burrard Street, Vancouver, BC V6C 2Z7, on such date and at such time as agreed by the parties.

The Loan Amount will be paid to Debtor by certified cheque to be delivered in Toronto, Ontario and drawn on a Canadian Chartered bank.

4.         REPRESENTATIONS AND WARRANTIES

           a. Except as set forth in the Schedule of Exceptions annexed hereto as Exhibit B, Debtor and Shareholder jointly and severally represent and warrant to Creditor as follows:

           i. ORGANIZATION. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Debtor has full corporate power and authority to execute and deliver this Agreement, the Note, the GSA (as defined below) and the Pledge and Security Agreement (as defined below) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

           ii. AUTHORITY; DUE AUTHORIZATION. The execution and delivery by Debtor of this Agreement, the Note, the GSA and the Pledge and Security Agreement (collectively, the "Transaction Documents"), and the performance by Debtor of its obligations under the Transaction Documents to which it is a party (the "Debtor Transaction Documents"), have been duly and validly authorized by the Board of Directors of Debtor, and no other action on the part of Debtor or its shareholders is necessary for the Debtor's execution, delivery and performance of the Debtor Transaction Documents. The Debtor Transaction Documents have been duly and validly executed and delivered by Debtor and constitute the legal, valid and binding obligations of Debtor enforceable against Debtor in accordance with their terms.

           iii. NO CONFLICTS. The execution and delivery by Debtor of the Debtor Transaction Documents, and the performance by Debtor of its obligations under the Debtor Transaction Documents and the consummation of the transactions contemplated thereby will not:

           (A) conflict with or result in a violation or breach of any of the terms, conditions or provisions of Debtor's certificate of incorporation or by-laws (or other constating documents) of Debtor;

           (B) conflict with or result in a violation or breach of any term or provision of any law or order applicable to Debtor or any of its assets and properties; or

           (C) (1) conflict with or result in a violation or breach of, (2) constitute (with or without notice or lapse of time or both) a default under,
(3) require Debtor or any other person or entity to obtain any consent, approval or action of, make any filing with or give any notice to any person or entity as a result or under the terms of, or (4) result in the creation or imposition of any lien upon Debtor or any of its assets or properties under, any contract or license to which Debtor is a party or by which any of its assets and properties is bound.

           iv. THE SHARES. The Shares (as defined below) have been duly and validly reserved for issuance and are not subject to any preemptive rights or rights of first refusal under the Delaware General Corporation Law or otherwise created by Debtor, and when issued in accordance with the terms of this Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable.

           v. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court, governmental agency, regulatory authority or political subdivision thereof, or any other entity, is required in connection with the execution, delivery and performance by Debtor of the Debtor Transaction Documents.

           vi. LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending (or, to the best knowledge of Debtor, currently threatened) against Debtor or any Debtor subsidiary, their respective activities, properties or assets or, to the best of Debtor's knowledge, against any officer, director or key employee of Debtor or any subsidiary in connection with such officer's, director's or key employee's relationship with, or actions taken on behalf of Debtor or any subsidiary. Without limiting the foregoing, Debtor has no knowledge or belief that there is pending or threatened any claim or litigation against Debtor contesting its right to produce, manufacture, sell, use or offer any product, process, method, substance, part or other material or service presently produced, manufactured, sold, used or offered or planned to be produced, manufacture, sold, used or offered by Debtor or any of its subsidiaries. Debtor has no knowledge or belief that there exists, or there is pending or planned, any patent, invention, device, application or principle, which would materially adversely affect the condition, financial or otherwise, or the operations of Debtor or its subsidiaries.

           vii. REPORTING COMPANY STATUS. Debtor is a "Reporting Issuer" as defined in Rule 902(i) of Regulation S, promulgated under the Securities Act, and has filed all reports required to be filed under the Securities Act and U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") with the United States Securities and Exchange Commission for a period of at least twelve months preceding the date hereof. All documents filed by the Debtor with the United States Securities and Exchange Commission pursuant to the Exchange Act for its most recent full fiscal year and subsequent thereto are available from the Debtor .

           viii. AUTHORITY; DUE AUTHORIZATION. The execution and delivery by Shareholder of this Agreement, the Orion Guarantee (as defined below, and also a "Transaction Document") and the Pledge and Security Agreement (collectively, the "Shareholder Transaction Documents"), and the performance by Shareholder of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Shareholder, and no other action on the part of Shareholder or its shareholders is necessary for the Shareholder's execution, delivery and performance of the Shareholder Transaction Documents. Shareholder has full power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by the Shareholder Transaction Documents and each Shareholder Transaction Document constitutes a valid and legally binding obligation of Shareholder, enforceable against it in accordance with its terms.

           ix. OWNERSHIP OF COMMON STOCK. Shareholder (1) is an "affiliate" of Debtor (as that term is defined in Rule 144 under the Securities Act of 1933, as amended), (2) solely owns (beneficially and of record) the number of shares of Debtor's common stock set forth in Exhibit C hereto, which are to be pledged pursuant to the Pledge and Security Agreement (the "Pledged Shares"), free and clear of all liens and other encumbrances, and (3) has owned the Pledged Shares for the time periods set forth in Exhibit C. Shareholder is not a party or subject to any stockholder agreement or other arrangement of any kind with respect to the Pledged Shares.

           b. Creditor hereby represents and warrants to Debtor as follows:

           i. AUTHORITY; DUE AUTHORIZATION. The execution and delivery by Creditor of this Agreement and the Pledge and Security Agreement (collectively the "Creditor Transaction Documents"), and the performance by Creditor of its obligations thereunder, have been duly and validly authorized, no other corporate action on the part of Creditor or its respective shareholders being necessary. The Creditor Transaction Documents have been duly and validly executed and delivered by Creditor and constitute legal, valid and binding obligation of Creditor enforceable against Creditor in accordance with their terms.

           ii. Creditor understands that the offering and sale of the Note and Shares (as defined below) is intended to be exempt from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and/or regulations thereunder and exempt from registration or qualification under any state or provincial law, and in accordance therewith, and in furtherance thereof, Creditor represents, warrants and agrees as follows:

           (A) Creditor acknowledges that all documents, records, and books pertaining to an investment in the Note and Shares that the Creditor believes necessary for consideration and evaluation of an investment therein have been made available for inspection by Creditor, and Creditor's attorney(ies), accountant(s), or advisor(s);

           (B) Creditor and/or the Creditor's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons on behalf of Debtor concerning its business and the terms and conditions of offering of the Note and Shares and all such questions have been answered to the full satisfaction of the Creditor and/or the Creditor's advisors, and Creditor has had the opportunity to obtain any additional information which the Debtor possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in connection with the investment;

           (C) No oral or written representations have been made other than as set forth in this Agreement, the Note or the Pledge and Security Agreement;

           (D) Creditor is not investing in the Note or Shares as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of Debtor;

           (E) Creditor is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act;

           (F) Creditor is not relying on Debtor with respect to the tax and other economic considerations of an investment in the Note or Shares;

           (G) Creditor understands, acknowledges and agrees that the Note and Shares have not been registered under the Securities Act, or any state or provincial securities law, that transferability of the Note and Shares is restricted under such laws, Debtor may not permit the transfer of the Note and Shares except in accordance with an applicable exemption or pursuant to a registration statement and that consequently Creditor must bear the economic risks of investment. Creditor will not sell or otherwise transfer the Note without registration under the Securities Act, or applicable state or provincial securities laws, or an exemption therefrom. Creditor represents that Creditor is purchasing the Note and Shares for Creditor's own account, for investment and not with a view to or in connection with resale or distribution except in compliance with the Securities Act and applicable state or provincial law. Creditor has not offered or sold any portion of the Shares or Note being acquired nor does the Creditor have any present intention of dividing the Shares or Note with others or of selling, distributing or otherwise disposing of any portion of the Shares or Note either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act or applicable state or provincial law.

           (H) Creditor recognizes that an investment in the Shares involves substantial risks, including loss of the entire amount of such investment, and has taken full cognizance of and understands all of the risks related to the Shares and Note.

           (I) Creditor is not a "U.S. Person" as that term is defined by Rule 902 of Regulation S under the Securities Act.

5. CONSIDERATION TO CREDITOR. In consideration of the Loan, Debtor shall, at Closing, deliver Three Hundred Seventy-Five Thousand (375,000) shares of its $.01 par value per share common stock (the "Shares") to Creditor, free and clear of any and all restrictions other than as set forth in subparagraph 5.a, below, in accordance with the terms and conditions of this Agreement.

           a. RESTRICTED SECURITIES. Creditor understands that the Note and Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Debtor in a transaction not involving a public offering and that under the Securities Act, and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances and Debtor may not permit the resale of such securities in the absence of registration under the Securities Act or an applicable exemption from registration. Creditor also understands that there are restrictions on the resale of the Note and Shares under British Columbia law. In this connection, Creditor represents that it is familiar with Rule 144 and Regulation S of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

           b. LIMITATIONS ON DISPOSITIONS. Creditor acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the Shares:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

           c.        REGISTRATION RIGHTS.

                               i. REGISTRATION OF SHARES. Debtor shall, within 75 days of the date of this Agreement, file a Registration Statement with the SEC to register the Shares under the Securities Act (the Registration Statement"). The Registration Statement shall be declared effective by the SEC, and the Creditor shall be in a position to sell its shares thereunder, on or before October 31, 2002. Debtor shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Shares and take any and all other actions necessary or appropriate to maintain the effectiveness of the Registration Statement until the earlier to occur of (a) such time as Creditor shall have disposed of all of the Shares, and (b) one year from the effective date of the Registration Statement (the "Termination Date"). No stop order shall be issued by the SEC in connection with the Registration Statement until the Termination Date. Debtor shall furnish to Creditor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Creditor shall request in order to facilitate the disposition of the Shares by Creditor. Debtor shall qualify the Shares for sale in such states or provinces as Creditor shall reasonably request. All costs and expenses associated with the filing, effectiveness and maintenance of the Registration Statement shall be borne solely by Debtor. If any of the provisions of this Section 5 are not met, to any degree or for any reason (including as the result of circumstances beyond the control of Debtor), except if solely the result of Creditor's own action or failure to provide Debtor with information within a reasonable time after it is requested (in which event, Debtor's obligations shall be tolled only for so long as Creditor's action or failure to provide information has caused delay), such failure shall be deemed a breach of this Agreement and shall entitle the Creditor to exercise any and all rights and remedies available to Creditor under any or all of the Transaction Documents.

           ii. OTHER SALES. With a view to making available to the Creditor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Creditor to sell the Shares to the public without registration, Debtor shall:

           (A) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to the date hereof; and

           (B) file with the SEC in a timely manner all reports and other documents required of Debtor under the Securities Act and the Exchange Act; and

           (C) furnish to Creditor immediately upon request by Creditor a written statement by the Debtor that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Debtor, and such other reports and documents so filed by the Debtor as may be reasonably requested in availing Creditor of any rule or regulation of the SEC permitting the selling of any of the Shares without registration;. and (D) furnish to Debtor's transfer agent the letter of instruction from Debtor's counsel and attachment in the form attached hereto as Exhibit G, which letter shall not be canceled or withdrawn.


           iii. INDEMNIFICATION.

           (A) INDEMNIFICATION BY DEBTOR. In connection with each Registration Statement relating to disposition of Shares, Debtor shall indemnify Creditor, and Creditor's directors, officers, affiliates, employees, agents and representatives against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act or other U.S. Federal or state or Canadian federal or provincial law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus, or such amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of Creditor on account of any losses, claims, damages or liabilities arising from the sale of Shares if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, prospectus or preliminary prospectus, or such amendment or supplement, in reasonable reliance upon and in strict conformity with information furnished in writing to Debtor by the Creditor specifically for use therein. This indemnity agreement shall be in addition to any liability that Debtor may otherwise have and will survive the termination of this Agreement.

           (B) INDEMNIFICATION BY CREDITOR. In connection with each Registration Statement, Creditor shall indemnify, to the same extent as the indemnification provided by Debtor in subparagraph (A) of this section above, Debtor, its directors and each officer who signs the Registration Statement, but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission which was made in the Registration Statement, the prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reasonable reliance upon and in strict conformity with information furnished in writing by Creditor to Debtor specifically for use therein. In no event shall the liability of Creditor hereunder be greater in amount than the dollar amount of the net proceeds received by Creditor upon the sale of Shares giving rise to such indemnification obligation.

           (C) CONDUCT OF INDEMNIFICATION PROCEDURE. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in this Section shall be available to any party who shall fail to give notice as provided in this Section if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation previously incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(ii) the indemnified party shall have reasonably concluded, based on advice of counsel, that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

           (D) SPECIFIC PERFORMANCE. Debtor and Creditor acknowledge that remedies at law for the enforcement of this Section 5.c.iii may be inadequate and intend that this Section 5.c.iii shall be specifically enforceable.

6. COVENANTS.

           a. AFFIRMATIVE COVENANTS OF DEBTOR AND SHAREHOLDER.

           i. Debtor and Shareholder, jointly and severally, covenant and agree that Debtor will so long as any indebtedness remains outstanding under this
Agreement:

           (A) Duly perform the Debtor Transaction Documents.

           (B) Furnish Creditor with such information as is required by the terms and conditions of the Transaction Documents or other documents or instruments of security referred to in therein and such other information as Creditor may reasonably request from time to time.

           (C) Maintain, at all times, accounts receivable in an aggregate amount of not less than the Loan Amount.

           (D) Maintain a tangible net worth of not less than the Loan Amount, computed in accordance with generally accepted accounting principles.

           (E) Promptly notify Creditor of any condition or event that constitutes, or with the running of time or the giving of notice will constitute, a default under any of the Transaction Documents.

           (F) At any time on the request of Creditor to execute and deliver to Creditor, in form reasonably satisfactory to Creditor, such additional documentation in respect of the indebtedness and liability and obligations of Debtor to Creditor contemplated under the terms of the Transaction Documents as Creditor shall reasonably deem necessary or desirable to comply with the provisions or requirements of Article 9 of the Delaware Uniform Commercial Code or its British Columbia equivalent, including, without limiting the generality of the foregoing, appropriate security agreements and financing statements.

           (G) Immediately upon request, provide Creditor or such persons as Creditor directs, with such irrevocable directions, acknowledgments and other documents or instruments as Creditor may require to ensure that US$2,500,000 from any equity financing conducted by or for the benefit of the Debtor is delivered directly to Creditor, to be applied on account of the Loan in accordance with the terms of the Note.

           b. NEGATIVE COVENANT OF DEBTOR AND SHAREHOLDER.

           i. Debtor and Shareholder, jointly and severally, covenant and agree that so long as any indebtedness remains outstanding under this Agreement that Debtor will not, without the prior written consent of Creditor:

           (A) Make any material change in the general business objects or purpose of Debtor.

           (B) Sell, lease, transfer or dispose of all, substantially all, or any material part of the assets or business of Debtor or enter into any merger or consolidation, except in the ordinary course of business, and except for the proposed acquisition of an additional interest in Debtor's joint venture and/or joint venture partner.

           (C) Guarantee, indorse or otherwise become secondarily liable for or on the obligations of others, except by endorsement for deposit in the ordinary course of business.

           (D) Become or remain obligated for any indebtedness for money loaned, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

           (1) Indebtedness to Creditor.

           (2) Current trade, utility or non-extraordinary accounts payable arising in the ordinary course of the business of Debtor.

           (E) Declare or pay any dividends.

           (F) Make or allow to remain outstanding any investment in, or any loans or advances to, any person, firm, corporation or other entity or association, other than to Debtor's joint venture or joint venture partner.

           (G) Sell or assign any account, note or trade acceptance receivable except to Creditor.

7. SECURITY. To induce Creditor to enter into the Transaction Documents and to extend credit hereunder and to secure payment when due (whether at stated maturity, by acceleration or otherwise) of the principal and interest under the Note, and performance of Debtor's and Shareholder's obligations under the Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

           a. Debtor will execute and deliver the general security agreements, annexed hereto as Exhibit D, granting a first security interest to Creditor in all of Debtor's present and after-acquired personal property ("GSA"); and

           b. Shareholder will guarantee the prompt performance of Debtor's obligations under the Transaction Documents, including, without limitation, payment in full when due (whether at stated maturity, by acceleration or otherwise) of Debtor's obligations under this Agreement and the Note, in accordance with the terms of the guarantee annexed hereto as Exhibit E (the "Orion Guarantee") and the pledge and security agreement annexed hereto as Exhibit F ("Pledge and Security Agreement") and will execute and deliver same to Creditor prior to the advance of the Loan.

           c. William O.S. Ballard will guarantee the prompt performance of Debtor's obligations under this Agreement to repay US$2,500,000 of the Loan on or before July 5, 2002, in accordance with the terms of the guarantee annexed hereto as Exhibit H (the "Ballard Guarantee") and will execute and deliver same to Creditor prior to the advance of the Loan.

8. LEGAL OPINION. As a condition precedent to the advance of the Loan by Creditor, Debtor and Shareholder will cause to be delivered to Creditor a legal opinion of counsel to Debtor, in form and terms satisfactory to Creditor and its counsel.

9. EXPENSES. Debtor shall pay all of Creditor's reasonable legal fees and other expenses incurred in connection with the negotiation and preparation of this Agreement and conduct of due diligence, such fees and expenses to be deducted from the Loan Amount.

10. DEFAULT. Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, a breach of any representation, warranty or covenant or a failure of performance by Debtor or Shareholder, or the occurrence of an event of default under, any of the Transaction Documents shall constitute a breach, failure of performance and event of default under each and every Transaction Document, and shall entitle Creditor to all rights and remedies available under the Transaction Documents, at law or in equity.

11.        GENERAL.

           a. ASSIGNABILITY. This Agreement may be assigned by Creditor only, without the consent of Debtor or Shareholder, by delivery of written notice of same to Debtor and Shareholder within thirty (30) days after the effective date of such assignment.

           b. GOVERNING LAW; JURISDICTION. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, the Note, the Pledge and Security Agreement, or their enforcement, shall be governed by the laws of the Province of British Columbia. The parties hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Courts of Province of British Columbia, in any action or proceeding arising out of or relating to this Agreement, the Note or the Pledge and Security Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in, or at the option of Creditor, removed to the Province of British Columbia. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Note or the Pledge and Security Agreement in or removed to any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

           c. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

           d. HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           e. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

           f. WAIVER. Any party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

           g. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

                     If to Debtor:

                     Tengtu International Corp.
                     236 Avenue Road
                     Toronto, Ontario M5R 2J4
                     Attention: Mr. William O.S. Ballard
                     Facsimile: 416-922-1498

                     With a copy to:

                     Guzov, Steckman & Ofsink, LLC
                     600 Madison Avenue, 22nd Floor
                     New York, New York  10022
                     Attention: Darren L. Ofsink, Esq.
                     Facsimile: 212-688-7273

                     If to Creditor:

                     Quest Ventures, Ltd.
                     Suite 300, 570 Granville Street
                     Vancouver, BC  V6C 3P1
                     Attention: A. Murray Sinclair
                     Facsimile: 604-681-4692

                     With a copy to:

                     Davis & Company
                     2800 - 666 Burrard Street
                     Vancouver, BC  V6C 2Z7
                     Attention: Douglas G. Shields
                     Facsimile: 604-687-1612

                     If to Shareholder:

                     c/o Tengtu International Corp.
                     236 Avenue Road
                     Toronto, Ontario M5R 2J4
                     Attention: Mr. William O.S. Ballard
                     Facsimile: 416-922-1498
                     and

                     Orion Capital Incorporated
                     310 North Queen Street
                     Suite 103N
                     Etobicoke, Ontario  M9C 5K4
                     Attention: Mr. Jonathan Perkins
                     Facsimile: 416-620-7279

                     With a copy to:

                     Guzov, Steckman & Ofsink, LLC
                     600 Madison Avenue, 22nd Floor
                     New York, New York  10022
                     Attention: Darren L. Ofsink, Esq.
                     Facsimile: 212-688-7273

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

           h. LEGAL ADVICE. Debtor and Shareholder acknowledge that they have had an opportunity to review the Transaction Documents and all the collateral documents or instruments delivered or instruments delivered thereunder with independent legal counsel and that after having done so, acknowledge that they have read and understood all such documents and agree and intend to be legally bound by them in accordance with their terms.

           i. FURTHER ASSURANCES. Debtor and Shareholder acknowledge that Creditor has entered into this Agreement without the benefit of receiving advice of any US counsel and that in consideration for same, Debtor and Shareholder covenant and agree to accommodate and comply with all reasonable requests as Creditor may make following the advance of the Loan Agreement, including but not limited to making any amendments or other changes to this Agreement or the other documents delivered hereunder, to ensure that the intent of this agreement be carried out in compliance with applicable US law. Further, the Debtor and Shareholder will from time to time, whether before or after the occurrence of an Event of Default, do all such acts and things and execute and deliver all such amendments, supplements, deeds, transfers, assignments and instruments as Creditor may reasonably require for perfecting Creditor's security interest in the Pledged Stock and the Collateral under the GSA and in connection with any realization of same and for exercising all powers, authorities and discretions conferred upon Creditor. Debtor and Shareholder covenant and agree with the Creditor to discharge or cause to be discharged forthwith any encumbrances which may rank in priority to the Creditor's security interest on the Pledged Stock and the Collateral under the GSA, and to provide Creditor with satisfactory evidence or other confirmation that any encumbrances or liens against Shareholder do not encumber the Pledged Stock or the Collateral under the GSA.

           j. DEFINITION OF "KNOWLEDGE". When any reference to the "knowledge" or "best knowledge" of Debtor or Shareholder is made herein, such knowledge shall be deemed to include the knowledge gained after due inquiry of the Debtor's and the Shareholder's respective directors, officers and key employees, and those of their respective subsidiaries, as well as the knowledge such directors, officers and key employees would obtain after due inquiry from their employees and agents.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

DEBTOR:                                   CREDITOR:

TENGTU INTERNATIONAL CORP.                QUEST VENTURES LTD.


By:                                       By:______________________________
   ------------------------------

Name:  __________________________         Name: ___________________________

Title: __________________________         Title: ____________________________


SHAREHOLDER:

ORION CAPITAL INCORPORATED


By:__________________________________

Name:________________________________

Title:_________________________________

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CANADIAN LAW, AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.




                           TENGTU INTERNATIONAL CORP.
                                  US $4,000,000
                               12% PROMISSORY NOTE

                               Dated: June 6, 2002


           FOR VALUE RECEIVED, Tengtu International Corp., a Delaware corporation (the "COMPANY"), hereby unconditionally promises to pay to Quest Ventures Ltd. (together with its assigns, the "HOLDER") on July 5, 2002 the principal sum of Two Million Five Hundred Thousand US Dollars and on November 30, 2002 (such dates collectively referred to as the "MATURITY DATES") the principal sum of the One Million Five Hundred Thousand U.S. Dollars (U.S. $1,500,000), and to pay to the Holder interest on the unpaid principal amount of this Note as provided in ARTICLE I hereof. This is the Note referred to in the Loan Agreement by and among Tengtu International Corp., Quest Ventures Ltd. and Orion Capital Incorporated, dated as of the date hereof, and is secured by the Pledge and Security Agreement, the General Security Agreement, the Orion Guarantee and the Ballard Guarantee among the same parties dated as of the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in ARTICLE IV hereof.


                                    ARTICLE I

                             PRINCIPAL AND INTEREST

           SECTION 1.1 PRINCIPAL. Two Million Five Hundred Thousand Dollars of the principal amount of this Note shall be paid on July 5, 2002 and the entire unpaid principal amount of this Note shall be paid on November 30, 2002. Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

           SECTION 1.2 INTEREST. Interest shall accrue (compounded monthly) on the daily unpaid principal amount of this Note, for each day during the period from and including the date hereof (the "COMMENCEMENT DATE") to but excluding the date such Note shall be paid in full, at a rate of twelve percent (12%) per annum (effective annual rate of 12.68%) (the "INTEREST RATE") and shall be payable on the last Business Day of each month.

                                   ARTICLE II

                                    PAYMENTS

           SECTION 2.1 PAYMENTS GENERALLY. All payments of principal and interest to be made by the Company in respect of this Note shall be made in Dollars by delivery to the Holder, at the address the Holder provides to the Company, not later than 12:00 noon Vancouver, British Columbia time on the date on which such payment shall be due. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All payments by the Company under this Note will be made without setoff or counterclaim and free and clear of, and without deductions for, any taxes, fees or other expenses or claims of any kind.

           SECTION 2.2 PREPAYMENTS. At any time, and from time to time, the Company may, at its option, prepay this Note (in an amount up to but not exceeding the unpaid principal amount hereof and any accrued interest hereon) in whole or in part without premium or penalty. All payments hereunder shall apply first to penalties, costs and expenses of Creditor, then to interest, and then to principal.

           SECTION 2.3 REFINANCING. If during the term of the Loan the Company completes one or more equity financings or receives any funds or other consideration on account of accounts receivable due from related parties (as disclosed in the Company's financial statements for the fiscal year ended December 31, 2001), all net proceeds received by the Company shall be forthwith paid over to the Holder and applied on account of the outstanding balance hereunder, first to costs and charges, then to interest then accrued but unpaid, and then to principal. Notwithstanding the foregoing, the Company will only be required to apply the first US$2,500,000 of the net proceeds from any equity private placement conducted by or on behalf of the Company, provided that such financing closes on or before July 5, 2002.

                                   ARTICLE III

                                EVENTS OF DEFAULT

           SECTION 3.1 EVENT OF DEFAULT. "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) default in the payment of any interest in respect of this Note within two (2) Business Days after it becomes due and payable; or

           (b) default in the payment of the outstanding principal amounts of this Note on the Maturity Dates set forth above; or

           (c) a default by the Company or the Shareholder of any of their obligations under any of the Transaction Documents or any failure in the satisfaction of the covenants set forth in any of the Transaction Documents; or.

           (d) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Federal bankruptcy law or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

           (e) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

           SECTION 3.2 ACCELERATION OF NOTE. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the outstanding principal amount of this Note (including accrued interest as provided in ARTICLE I hereof) to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default referenced in paragraph (d) or paragraph (e) of SECTION 3.1 occurs, the outstanding principal amount of this Note (including accrued interest as provided in ARTICLE I hereof) shall automatically become due and payable immediately without any declaration or other action on the part of the Holder.

                                   ARTICLE IV

                                   DEFINITIONS

           SECTION 4.1 DEFINITIONS. The following terms shall have the meanings set forth below:

           "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the Province of British Columbia are authorized or obligated to close.

           "DOLLARS" and "$" means lawful money of the United States of America.

           "MAXIMUM RATE" means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law, including but not limited to that prescribed by Section 347 of the CRIMINAL CODE OF CANADA.

           "PERSON" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

           "TRANSACTION DOCUMENTS" shall have the same meaning as in the Loan Agreement dated as of the date hereof among the Company, Holder and Orion Capital Incorporated.

                                    ARTICLE V

                                   USURY LAWS

           SECTION 5.1 USURY LAWS. Regardless of any provision contained in this Note, Holder shall never be deemed to have contracted for, or be entitled to receive, collect, or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law) any amount in excess of the Maximum Rate, and, in the event that Holder ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest Maximum Rate, the Company and Holder shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary or refinancing prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

                                   ARTICLE VI

                                  MISCELLANEOUS


           SECTION 6.1 GOVERNING LAW; JURISDICTION. This Note shall be governed by, and construed in accordance with, the laws of the Province of British Columbia, without regard to the conflicts of laws provisions thereof. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the Province of British Columbia in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Province of British Columbia. The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to above, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of the Holder to serve process in any other manner permitted by law.

           SECTION 6.2 SUCCESSORS. All agreements of the Company in this Note shall bind its successors and permitted assigns. This Note shall inure to the benefit of the Holder and its permitted successors and assigns. The Company shall not delegate any of its obligations hereunder without the prior written consent of Holder.

           SECTION 6.3 AMENDMENT, MODIFICATION OR WAIVER. No provision of this Note may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

           SECTION 6.4 LEGEND. This Note, and any note issued in exchange or substitution for this Note, shall bear the legend appearing on the first page hereof.

           SECTION 6.5 NOTICES. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) at the addresses specified in the Loan Agreement. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

           SECTION 6.6 DELAY OR OMISSION NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an authorized officer thereof as of the date and year first above written.

                                          TENGTU INTERNATIONAL CORP.

                                          By: __________________________
                                          Name:
                                          Title:

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS


SECTION 4.A.III - NO CONFLICT

           The Debtor's October 25, 2000 Investment Agreement with Swartz Private Equity, L.L.C. ("Swartz") contains a capital raising limitation which prohibits the Debtor from entering into certain transactions in which it issues securities as well as a right of first offer for any transaction in which the Debtor raises capital. The Debtor is currently litigating the issue of whether the Investment Agreement is valid and enforceable. SEE 4.a.vi below.

SECTION 4.A.VI - LITIGATION

           On September 12, 2001, Swartz Private Equity, LLC ("Swartz") served the Debtor with a complaint which was filed in state court in Fulton County, Georgia which has been removed to the Federal District Court for the Northern District of Georgia. The complaint was filed in response to the Debtor's August 28, 2001 letter advising Swartz that the Debtor viewed its October 25, 2000 Investment Agreement, along with the accompanying commitment warrants, to be void and unenforceable.

           The complaint alleges that the Debtor breached the Investment Agreement and commitment warrants by failure to deliver 250,000 shares upon Swartz's partial exercise of the commitment warrant and seeks the following damages: (1) a U.S. $200,000 termination fee under the Investment Agreement, (2) a cash amount equal to the value of our common stock on the date of partial exercise of the commitment warrant, (3) damages for late delivery of shares under the commitment warrant, (4) monetary damages for lost market opportunity equal to the highest value of our common stock during the term of the breach,
(5) a replacement warrant for 850,000 shares of our common stock, (6) attorney's fees, (7) additional warrants under a Warrant Anti-Dilution Agreement, and (8) such other and further relief as the court deems just and proper.

           The Debtor submitted a motion to dismiss Swartz's complaint on October 30, 2000.

           In January, 2002, the Debtor was served with a summons and verified complaint which was filed in the United States District Court for the Southern District of New York. The plaintiff in the action is Hecht & Associates, P.C., the Debtor's former counsel, and the Debtor is the defendant. The verified complaint alleges that Hecht & Associates, P.C. was not paid for certain legal services provided to the Debtor and seeks a judgment in the amount of $133,334.12, plus interest at the rate of 1.25%, the costs of the action and such other relief as the court deems proper. The Debtor believes that it has meritorious defenses to the claims in the verified complaint and intends to vigorously defend the action.

           In January, 2002, the Debtor was served with a verified complaint which was filed in the Supreme Court of the State of New York, County of New York. The plaintiff in the action is Charles J. Hecht, a principal of Hecht & Associates, P.C. and a Debtor shareholder, and the Debtor is the defendant. The verified complaint alleges that Mr. Hecht submitted a check in the amount of the exercise price of certain stock options granted to Hecht & Associates, P.C. but that the stock was not delivered. Plaintiff seeks a mandatory injunction requiring delivery to plaintiff of 114,166 shares of Debtor common stock. Plaintiff further seeks (1) damages in the sum of $51,941.34, (2) additional damages for diminution in the value of the common stock from the time it should have been delivered and (3) punitive damages. The Debtor believes that it has meritorious defenses to the claims in the verified complaint and intends to vigorously defend the action.

           On March 15, 2002, Debtor received a "pre-litigation demand for payment" from a law firm representing VIP Tone, Inc. ("VIP"). The letter requested payments under a November 16, 2001 agreement with VIP which Debtor had terminated due to VIP's failure to perform as required by the agreement. On April 3, 2002, Debtor responded to the pre-litigation demand for payment through its counsel rejecting each of VIP's assertions and advised VIP of its belief that it was not entitled to any payments under the parties' agreement. Debtor further advised that if VIP proceeds to take legal action, Debtor will seek to recover all monies previously paid to VIP under the agreement.

           No written response to the April 3, 2002 letter has been received, and Debtor has not received any further indication that VIP will pursue legal action.

                                    EXHIBIT C

                                  PLEDGED STOCK

CERTIFICATE NUMBER        DATE OF ACQUISITION          NUMBER OF SHARES

       949                   June 14, 2001                 3,333,333

       951                    May 15, 2001                 3,349,146

       962                   June 17, 2001                 3,333,333

                                    EXHIBIT D

                           GENERAL SECURITY AGREEMENTS

                           GENERAL SECURITY AGREEMENT

THIS AGREEMENT dated June 6, 2002 is between:

           TENGTU INTERNATIONAL CORP., a Delaware corporation whose mailing address is 236 Avenue Road, Toronto, ON M5R 2J4

           (the "Debtor")

AND

           QUEST VENTURES LTD., a British Columbia company having an office at Suite 300, 570 Granville Street, Vancouver, British Columbia V6C 3P1

           (the "Secured Party")

                           PART 1 - SECURITY INTERESTS

1.1 SECURITY INTERESTS. For valuable consideration and as security for the payment and performance of the Obligations (as later defined) the Debtor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party a security interest in, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

                     (a) all goods including equipment in all of its forms, wherever located, now or hereafter existing, and all parts thereof, and accessions, accessories, supplies, and operating manuals thereto (the "Equipment"), all fixtures wherever located, and all inventory in all of its forms, and all products thereof, wherever located, now or hereafter existing, including, but not limited to, (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,
           (ii) goods in which the debtor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Debtor has an interest or right as consignee), and
           (iii) goods which are held for sale or lease, and all accessions thereto and products thereof (the "Inventory");

                     (b) all accounts including rights to payment for goods sold or leased or for services rendered ("Accounts"), rights arising under contracts, chattel paper, instruments, investment property, letter of credit rights including rights to proceeds of written letters of credit, documents, general intangibles (including, without limitation, rights to tax refunds, but excluding each application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark), and other obligations of any kind, whether now owned or hereafter acquired, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any of such accounts, rights arising under contracts, chattel paper, instruments, investment property, letter of credit rights, documents, general intangibles or obligations;

                     (c) all books and records of the Debtor pertaining to any Collateral;

                     (d)       all deposit accounts; and

                     (e) all cash and other proceeds of any Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (c) of this Section 1) and, to the extent not otherwise included, all rights to insurance including payments under insurance (whether or not the Secured Party is loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

1.2 EXCLUSIONS. The security interests granted in this Agreement do not apply or extend to any lease or other agreement which contains a provision which provides in effect that such lease or agreement may not be assigned, subleased, charged or encumbered without the leave, licence, consent or approval of the lessor, until such leave, licence, consent or approval is obtained and the security interest created hereby will attach and extend to such lease or agreement as soon as such leave, licence, consent or approval is obtained.

1.3 NOTIFICATION. Before or after an Event of Default (as later defined) has occurred, the Secured Party may notify any debtor of the Debtor on a general intangible, chattel paper, or account, or any obligor on an instrument ("Account Debtor") to make all payments on Collateral to the Secured Party and the Debtor acknowledges that the proceeds of all sales, or any payments on or other proceeds of the Collateral, including but not limited to payments on, or other proceeds of, the Collateral received by the Debtor from any Account Debtor, whether before or after notification to such Account Debtor and whether before or after default under this Agreement will be received and held by the Debtor in trust for the Secured Party and will be turned over to the Secured Party upon request and the Debtor will not commingle any proceeds of or payments on the Collateral with any of the Debtor's funds or property, but will hold them separate and apart.

1.4 PURCHASE MONEY SECURITY INTERESTS. The security interests created hereby will constitute purchase money security interests to the extent that any of the Obligations are monies advanced by the Secured Party to the Debtor for the purpose of enabling the Debtor to purchase or acquire rights in any of the Collateral and were so used by the Debtor and a certificate of an officer of the Secured Party as to the extent that the Obligations are monies so advanced and used will be prima facie proof of the purchase money security interests constituted hereby.

                          PART 2 - OBLIGATIONS SECURED

2.1 OBLIGATIONS. This Agreement secures the payment of all obligations of the Debtor now or hereafter existing under the Loan Agreement dated as of the date of this Agreement and the Promissory Note dated as of the date of this Agreement in the original principal sum of US$4,000,000, and any other loan or security document from time to time entered into in connection therewith (each being a "Loan Document"), including this Agreement, whether for principal, interest, fees, expenses or otherwise (all such obligations of the Debtor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be payable by the Debtor to the Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy or similar proceeding involving the Debtor.

                     PART 3 - REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants to the Secured Party the following:

           (a)       CORPORATE REQUIREMENTS.

               (i) the Debtor is a company incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware;

               (ii) the Debtor has the corporate power and authority to carry on the business now being carried on by it, to execute and deliver this Security Agreement and to create the security interests created in this Agreement;

               (iii) all necessary and requisite corporate proceedings,
                    resolutions and authorizations have been taken, passed, done and given by the Debtor and by its directors to authorize, permit and enable it to execute and deliver this Security Agreement; and

               (iv) the entering into this Security Agreement is not in
                    contravention of any statute, the organizational or constitutent documents of the Debtor or any agreement or other document to which the Debtor is a party;

           (b) NO ACTIONS. There are no actions or proceedings pending or, to the knowledge of the Debtor, threatened which challenge the validity of this Security Agreement or which might result in a material adverse change in the financial condition of the Debtor or which would materially adversely affect the ability of the Debtor to perform its obligations under this Security Agreement or any document evidencing any indebtedness of the Debtor to the Secured Party;

           (c) OWNS COLLATERAL. The Debtor owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only those, if any, shown in Schedule 1;

           (d) LOCATION OF COLLATERAL AND OF THE DEBTOR. The only locations of Collateral (other than Inventory in transit), are the chief executive office of the Debtor and the other places the Debtor carries on business, described in Schedule 2;

           (e) FINANCIAL INFORMATION. All financial information and financial statements supplied to the Secured Party by or for the Debtor:

               (i)  are not untrue in any material respect;

               (ii) have revealed all material facts the omission of which would make such information or statements misleading;

               (iii) disclose all facts which materially adversely affect, or so far as the Debtor can reasonably foresee will materially adversely affect, the Debtor's financial condition, the Collateral or the Debtor's ability to perform its obligations hereunder; and

               (iv) in the case of financial statements, have been prepared in accordance with generally accepted accounting principles.

3.2 RELIANCE AND SURVIVAL. All representations and warranties of the Debtor made in this Agreement or in any certificate or other document delivered by or on behalf of the Debtor for the benefit of the Secured Party are material, will survive the execution and delivery of this Security Agreement and will continue in full force and effect without time limit. The Secured Party will be considered to have relied upon each such representation and warranty in spite of any investigation made by or on behalf of the Secured Party at any time.

                           PART 4 - POSITIVE COVENANTS

4.1 POSITIVE COVENANTS. The Debtor covenants with the Secured Party the following:

           (a) DEFEND COLLATERAL. It will defend the Collateral against all claims and demands of all persons claiming the Collateral or an interest therein at any time;

           (b) FINANCIAL STATEMENTS. It will deliver to the Secured Party within 120 days after the end of each fiscal year of the Debtor audited financial statements of the Debtor, including the auditor's report and any notes accompanying such statements;

           (c) LISTS OF ACCOUNTS. If the Collateral includes Accounts, the Debtor will (if the Secured Party so requests in writing), deliver to the Secured Party within 30 days of each calendar month end an aged list of the Accounts as at that particular month end in a form acceptable to the Secured Party;

           (d) PROVIDE INFORMATION. Upon the demand by the Secured Party it will furnish in writing to the Secured Party all information requested concerning the Collateral and it will promptly advise the Secured Party of the serial number, year, make and model of each serial numbered good at any time included in the Collateral;

                               [THE COMPANY HAS NO INSURANCE](e) REPAIR. It will
                     keep the Collateral in good condition and repair according to the nature and description thereof respectively and if the Debtor neglects to keep the Collateral or any part thereof in good condition and repair then the Secured Party may from time to time, without any notice to the Debtor in situations considered by the Secured Party to be emergency situations and otherwise upon not less than 15 days' notice, make such repairs as it in its sole discretion considers necessary;

           (f) OTHER INDEBTEDNESS. It will pay and discharge as they become due all payments due and owing under or concerning any previous indebtedness created or security given by the Debtor to any person or corporation and will observe, perform and carry out all the terms, covenants, provisions and agreements relating thereto and any default in payment of any monies due and payable under or relating to any previous indebtedness or security or in the observance, performance or carrying out of any of the terms, covenants, provisions and agreements relating thereto will be considered to be a default hereunder at the option of the Secured Party and any and all remedies available to the Secured Party hereunder by reason of any default hereunder or by law or otherwise will be immediately available to the Secured Party upon any default of the Debtor under the previous indebtedness created or security given by the Debtor;

           (g) RIGHT OF INSPECTION. The Secured Party will have the right whenever it considers reasonably necessary either by its officers or authorized agents to enter upon the Debtor's premises and to inspect the Collateral, all books of account and records of the Debtor and copies of all returns made from time to time by the Debtor to boards, agencies or governmental departments and to make extracts therefrom and generally to conduct such examinations as it may see fit and without limiting the generality of the foregoing, the Secured Party may request information from the attorney, auditor and other advisors and agents of the Debtor for the time being concerning the affairs and the conduct of business of the Debtor and the Debtor hereby irrevocably authorizes and directs and this will constitute the sufficient authority and direction to any such attorney, auditor or other person to disclose to the Secured Party such information as to any and all matters touching upon the affairs and conduct of the business of the Debtor whether of a confidential nature or otherwise and any costs, charges, expenses and outlays (including attorneys' and expert witness fees) which the Secured Party may incur pursuant hereto will be payable immediately by the Debtor to the Secured Party, will bear interest at the highest rate borne by any of the other Obligations (not to exceed, however, the maximum permitted by law) and will, together with such interest, form part of the Obligations secured by this Security Agreement;

           (h) COSTS OF ADMINISTRATION. It will pay all costs, charges and expenses of and incidental to the taking, preparation, execution and registering notice (and any amendments and renewals of such notice) of this Security Agreement and in taking, recovering, keeping possession of or inspecting the Collateral and any costs, charges, expenses and outlays (including attorneys' and expert witness fees) which the Secured Party may incur pursuant hereto will be payable immediately by the Debtor to the Secured Party, will bear interest at the highest rate borne by any of the other Obligations (not to exceed, however, the maximum permitted by law) and will, together with such interest, form part of the Obligations secured by this Security Agreement;

           (i) COSTS CAUSED BY DEFAULT. If the Debtor makes default in any covenant to be performed by it hereunder, the Secured Party may perform any covenant of the Debtor capable of being performed by the Secured Party and if the Secured Party is put to any costs, charges, expenses or outlays to perform any such covenant, the Debtor will indemnify the Secured Party for such costs, charges, expenses and outlays (including attorneys' and expert witness fees) which the Secured Party may incur pursuant hereto will be payable immediately by the Debtor to the Secured Party, will bear interest at the highest rate borne by any of the other Obligations (not to exceed, however, the maximum permitted by law) and will, together with such interest, form part of the Obligations secured by this Security Agreement;

           (j) COSTS OF EXERCISING REMEDIES. The Debtor will indemnify the Secured Party for any and all costs, charges, expenses or outlays arising from the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, or arising from the exercise or enforcement of any of the rights of the Secured Party hereunder or under applicable law (whether or not court proceedings are instituted), including the exercise of rights in bankruptcy or insolvency proceedings involving the Debtor or the Collateral and/or other reasonable participation in such bankruptcy or insolvency proceedings to insure that the Secured Party's rights are not infringed, and any costs, charges expenses and outlays (including attorneys' and expert witness fees) which the Secured Party may incur pursuant hereto will be payable immediately by the Debtor to the Secured Party, will bear interest at the highest rate borne by any of the other Obligations (not to exceed, however, the maximum permitted by law) and will, together with such interest, form part of the Obligations secured by this Security Agreement;

           (k) NOTICE OF LITIGATION. It will give written notice to the Secured Party of all litigation before any court, administrative board or other tribunal affecting the Debtor or the Collateral or any part thereof;

           (l) CORPORATE EXISTENCE ETC. It will at all times maintain its corporate existence in the State of Delaware; that it will carry on and conduct its business in a proper, efficient and businesslike manner and in accordance with good business practice; and that it will keep or cause to be kept proper books of account in accordance with sound accounting practice;

           (m) TAXES. It will pay all taxes, rates, levies, charges, assessments or other impositions whatsoever now or hereafter rated, charged, assessed, levied or imposed by any lawful authority or otherwise howsoever on it, on the Collateral or on the Secured Party in respect of the Collateral or any part or parts thereof, or any other matter or thing in connection with this Security Agreement, save and except when and so long as the validity of such taxes, rates, levies, charges, assessments or other impositions is in good faith contested by it, and will, if and when required in writing by the Secured Party, furnish for inspection the receipts for any such payments;

           (n) PAYMENTS. It will promptly pay or remit all amounts which if left unpaid or unremitted might give rise to a lien or charge on any of the Collateral ranking or purporting to rank in priority to any security interest created by this Security Agreement;

           (o)      FURTHER ASSURANCES.

               (i) It will promptly execute, deliver and acknowledge all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Debtor shall:
                    (A) mark conspicuously each document, chattel paper and agreement assigned hereby indicating that such document, chattel paper or agreement is subject to the security interest granted hereby; (B) if any Intangible Collateral shall be evidenced by a promissory note or other instrument, chattel paper, investment property or negotiable document, deliver and pledge to the Secured Party hereunder such note, instrument, chattel paper, investment property or negotiable document duly indorsed and accompanied by duly executed instruments of transfer of assignment, all in form and substance satisfactory to the Secured Party; (C) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request; (D) label, mark or segregate any tangible Collateral, and notify bailees such as warehousemen, in a manner adequate to give notice of the Secured Party's security interest; and (E) deliver, endorse or mark in a manner satisfactory to Secured Party all certificates of title evidencing any of the Collateral; all in order to perfect and preserve the security interest granted or purported to be granted hereby; (F) if requested, provide a back-up of all data comprising its website; (G) if Debtor registers or files a registration application with respect to any copyright anywhere in the world it will notify the Secured Party and execute a registrable assignment of the copyright or such other document as the Secured Party reasonably may request.

               (ii) The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law;

               (iii) The Debtor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may request, all in reasonable detail;

           (p) PURCHASE MONIES. If the Secured Party advances money to the Debtor for the purpose of enabling the Debtor to purchase or acquire rights in any Collateral the Debtor will use such money only for that purpose and will promptly provide the Secured Party with evidence that such money was so applied;

           (r) INVESTMENT PROPERTY. If the Collateral at any time includes investment property, the Debtor will if required by the Secured Party transfer the investment property into the name of the Secured Party or the Secured Party's nominee and until an Event of Default the Secured Party will provide the Debtor with all notices and other communications received by it or its nominee as registered owner of such security and will appoint, or cause its nominee to appoint, the Debtor as proxy to vote concerning the security.

           (s) SECURED PARTY APPOINTED ATTORNEY-IN-FACT. The Debtor hereby irrevocably appoints the Secured Party the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, the Secured Party or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (a) to obtain and adjust insurance required to be paid to the Secured Party; (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in respect of any Collateral; (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) or clause (b) above; and (d) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

                           PART 5 - NEGATIVE COVENANTS

5.1 NEGATIVE COVENANTS. The Debtor covenants and agrees with the Secured Party that it will not, without the prior written consent of the Secured Party:

           (a) CHANGE NAME. Change its name;

           (b) CHANGE CORPORATE STRUCTURE. Amalgamate, merge its business with the business of any other person or otherwise change its corporate structure, except that Debtor may acquire the remaining 43% of its Chinese joint venture that it doesnot already own;

           (c) CHANGE LOCATION. Reincorporate in another jurisdiction or change its principal place of business or the location of its chief executive office;

           (d) PERMIT LIENS, ETC. Permit the Collateral or any part or parts thereof to become subject to any mortgage, pledge, lien, encumbrance or security interest, whether made, given or created by the Debtor or otherwise except as permitted by Schedule 1, if any;

           (e) SELL COLLATERAL. Save as permitted in paragraph 5.2 sell, lease or otherwise dispose of the Collateral or any part or parts thereof (and in the event of any sale, lease or other disposition permitted or consented to the Debtor will pay the proceeds to the Secured Party);

           (f) ABANDON COLLATERAL. Release, surrender or abandon the Collateral or any part or parts thereof other than in the ordinary course of business;

           (g) MOVE COLLATERAL. Move the Collateral or any part or parts thereof from its present location or locations (and will promptly advise the Secured Party of the new location or locations other than in the ordinary course of business);

           (h) ACCESSIONS. Permit any of the Collateral to become an accession to any property other than other Collateral other than in the ordinary course of business.

5.2 SALE OF INVENTORY. Until an Event of Default has occurred and the Secured Party has determined to enforce the security interests hereby created, the Debtor may only sell Collateral, other than Equipment, in the ordinary course of business and provided that all sales will be on commercially reasonable terms.

5.3 SALE OF EQUIPMENT. Until an Event of Default has occurred and the Secured Party has determined to enforce the security interests hereby created, the Debtor may sell Equipment:

           (a) which is replaced by Equipment of like or superior quality and capacity ("Replacement Equipment"), or

           (b) which is obsolete, worn out or otherwise no longer used or useful to the Debtor in its business,

and the proceeds of which are either applied to the purchase price of Replacement Equipment or, subject to the rights of the Bank, paid to the Secured Party to be held as security for, or applied to reduce, the Obligations, as the Secured Party sees fit.

                        PART 6 - DEFAULT AND ENFORCEMENT

6.1 EVENTS OF DEFAULT. The happening of any one of the following events or conditions will constitute an event of default under this Agreement ("Event of Default"):

           (a) if the Debtor fails to make any payment of principal or interest when due hereunder or under any Loan Document, and such failure continues for five (5) business days thereafter;

           (b) if the Debtor defaults in observing or performing any term, covenant or condition of this Agreement or any Loan Document, other than the payment of monies as provided for in subsection (a) hereof, on its part to be observed or performed and such failure continues for ten (10) business days thereafter;

           (c) Any representation or warranty made by the Debtor or any Obligor (or any of their officers) under or in connection with this Agreement or any Loan Document executed in connection herewith shall prove to have been false or misleading in any material respect when made;

           (d) Any event occurs which with the passage of time or the giving of notice or both would constitute an Event of Default under any Loan Document;

           (e) Any of the following shall occur to the Debtor or any Obligor, or any of their subsidiaries or affiliates:

               (i) It shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors,

               (ii) Any proceeding shall be instituted by or against it seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding shall occur, (including, without limitation, the entry of an order for relief against, or the appointment of a custodian, trustee, receiver or other similar official for it or for any substantial part of its property), or

               (iii) It shall take any action to authorize any of the actions set forth above in clause (ii) of this subsection (e);

           (f) Any of the Collateral shall be seized, attached, garnished or levied upon and such seizure attachment, garnishment or levy shall not be dissolved within ten days thereafter;

           (g) The Collateral shall become subject to any lien or encumbrance other than liens or encumbrances permitted by a Loan Document;

           (h) If in the opinion of the Secured Party a material adverse change occurs in the financial condition of the Debtor; or

               (i) If, in the opinion of the Secured Party, effective control of the Debtor changes.

An "Obligor", as used in this Section 6.1, shall mean any person other than or in addition to Debtor who now or hereafter is indebted or obligated with respect to the Obligations, including, without limitation, any guarantor.

6.2 ACCELERATION. In the event of an actual or deemed entry of an order for relief with respect to the Debtor under the United States Bankruptcy Code, as amended, all of the Obligations will immediately become due and payable without any demand or any notice of any kind to the Debtor. If any other Event of Default occurs the Secured Party, in its sole and absolute discretion, may declare all or any part of the Obligations (whether or not by its terms payable on demand) immediately due and payable, without any further demand or notice of any kind.

6.3 SECURITY INTERESTS ENFORCEABLE. The occurrence of an Event of Default will cause the security interests created hereby to become enforceable without the need for any action or notice on the part of the Secured Party.

6.4 OTHER REMEDIES OF THE SECURED PARTY. If the security interests hereby created become enforceable, the Secured Party may enforce its rights by any one or more of the following remedies:

               (a) All of the rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in Delaware or under other applicable law, and all other legal and equitable rights to which the Secured Party may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

               (b) The right to take immediate possession of the Collateral, and to (i) require the Debtor to assemble the Collateral, at the Debtor's expense, and make it available to the Secured Party at a place designated by the Secured Party which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral is located from time to time and to keep and store the Collateral on said premises until sold (and if said premises be the Property of the Debtor, the Debtor agrees not to charge the Secured Party for storage thereof).

               (c) The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Secured Party, in its sole discretion, may deem advisable. The Debtor agrees that 10 days written notice to the Debtor of any public or private sale or other disposition of Collateral shall be reasonable notice thereof (unless the Collateral threatens to decline speedily in value, in which case no notice shall be required), and such sale shall be at such locations as the Secured Party may designate in said notice. The Secured Party shall have the right to conduct such sales on the Debtor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Secured Party shall have the right to sell, lease, or otherwise dispose of the Collateral, or any part thereof, for cash, credit, or any combination thereof, and the Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

               (d) The Secured Party is hereby granted a license or other right to use, without charge, the Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any property of a similar nature as it pertains to the Collateral, in advertising for sale and selling any Collateral and the Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit.

In exercising, delaying in exercising or failing to exercise, any such right or remedy the Secured Party will not incur any liability to the Debtor.

6.5 PROCEEDS OF DISPOSITION. The proceeds of the sale, lease or other disposition of the whole or any part of the Collateral will be applied as follows, after allowing 2 business days (as that term is defined in Paragraph 7.1(c) below) for collection:

               (a) FIRSTLY to pay all costs and expenses of taking possession and/or sale or lease or otherwise (including any receiver's remuneration, if any);

               (b) SECONDLY to pay such amounts as are necessary to keep in good standing all liens and charges on the Collateral prior to the security interests hereby created;

               (c) THIRDLY to pay any principal, interest and other monies due and payable hereunder (in such order as the Secured Party may require); and

               (d) Should any surplus be remaining after payment in full of all the Obligations, they shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus.

6.6 NO SET-OFF ETC. The Obligations will be paid by the Debtor without regard to any equities between the Debtor and the Secured Party or any right of set-off, combination of accounts or cross-claim. Any indebtedness owing by the Secured Party to the Debtor may be set off or applied against, or combined with, the Obligations by the Secured Party at any time, either before or after maturity, without demand upon, or notice to, anyone.

6.7 DEFICIENCY. If the proceeds of the realization of the Collateral are insufficient to fully pay to the Secured Party the Obligations, the Debtor will immediately pay such deficiency or cause it to be paid to the Secured Party.

6.8 WAIVER. The Secured Party may waive any breach by the Debtor of any of the provisions contained in this Security Agreement or any Event of Default, provided always that no act or omission of the Secured Party will extend to or be taken in any manner whatsoever to affect any subsequent breach or Event of Default or the rights resulting therefrom.

6.9 TIME FOR PAYMENT. If the Secured Party demands payment of any Obligations which are payable on demand or if any Obligations are otherwise due by maturity or acceleration, it will be considered reasonable for the Secured Party to exercise its remedies immediately if such payment is not made, and any days of grace or any time for payment which might otherwise be required to be afforded to the Debtor by applicable law is hereby irrevocably waived.

                                PART 7 - NOTICES

7.1        NOTICES.  In this Agreement:

           (a) Any notice or communication required or permitted to be given under the Agreement will be in writing and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada, to the address or facsimile transmission number of each party set out below:

                     (i)       if to Secured Party:

                               Quest Ventures Ltd.
                               Suite 300, 570 Granville Street
                               Vancouver, British Columbia V6C 3P1
                               Attention: A. Murray Sinclair
                               Fax No.:   (604) 681-4692

                     (ii)      if to Debtor:

                               Tengtu International Corp.
                               236 Avenue Road
                               Toronto, ON  M5R 2J4

                               Attention: William O.S. Ballard
                               Fax No.:   (416) 922-1498

                     or to such other address or facsimile transmission number as any party may designate in the manner set out above.

               (b) Notice or communication will be considered to have been received:

                    (i) if delivered by hand during business hours, upon receipt by a responsible representative of the receiver, and if not delivery during business hours, upon the commencement of the next business day;

                    (ii) if sent by facsimile transmission during business
                         hours, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of the next business day; and

                    (iii) if mailed by prepaid registered post in Canada, upon the fifth business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication will be delivered by hand or sent by facsimile transmission.

           (c) In this Agreement "business day" will mean any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Delaware or is a day on which banking institutions located in such state are closed.

                                PART 8 - GENERAL

8.1 NO AUTOMATIC DISCHARGE. This Security Agreement will not be or be considered to have been discharged by reason only of the Debtor ceasing to be indebted or under any liability, direct or indirect, absolute or contingent, to the Secured Party.

8.2 DISCHARGE. If at any time there are no Obligations then in existence and the Debtor is not in default of any of the covenants, terms and provisos on the Debtor's part contained in this Agreement, then, at the request and at the expense of the Debtor and upon payment by the Debtor to the Secured Party of the Secured Party's reasonable discharge fee for discharging a security agreement the Secured Party will cancel and discharge this Security Agreement and the security interests granted in this Agreement and the Secured Party will execute and deliver to the Debtor all such documents as are required to effect such discharge.

8.3 NO OBLIGATION TO ADVANCE. The Debtor acknowledges and agrees that none of the preparation, execution or registration of notice of this Security Agreement will bind the Secured Party to advance the monies hereby secured nor will the advance of a part of the monies hereby secured bind the Secured Party to advance any unadvanced portion thereof.

8.4 SECURITY ADDITIONAL. The Debtor agrees that the security interests created by this Security Agreement are in addition to and not in substitution for any other security now or hereafter held by the Secured Party.

8.5 NO MERGER. This Security Agreement will not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment concerning any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

8.6 EXTENSIONS. The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests and otherwise deal with the Debtor, Account Debtors, sureties and others and with the Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the security constituted by this Security Agreement.

8.7 PROVISIONS REASONABLE. The Debtor acknowledges that the provisions of this Security Agreement and, in particular, those respecting rights, remedies and powers of the Secured Party or any Receiver against the Debtor, its business and any Collateral are commercially reasonable.

8.8 ASSIGNMENT. The Secured Party may, without notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the security interests hereby granted. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Party's rights and remedies under this Security Agreement and the Debtor will not assert any defence, counter-claim, right of set-off or otherwise any claim which the Debtor now has or hereafter acquires against the Secured Party in any action commenced by any such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

8.96 APPROPRIATION OF PAYMENTS. Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

8.70 NO REPRESENTATIONS. The Debtor acknowledges and agrees that the Secured Party has made no representations or warranties other than those contained in this Security Agreement.

8.11 USE OF COLLATERAL BY DEBTOR. Save as provided in paragraph 1.6, until an Event of Default occurs the Debtor will be entitled to possess, operate, collect, use and enjoy the Collateral in any manner not inconsistent with the terms hereof.

8.12 MODIFICATIONS, ETC. No modification or amendment of this Security Agreement will be effective unless in writing and executed by the Debtor and the Secured Party and no waiver of any of the provisions of this Security Agreement will be effective unless in writing and signed by the party waiving the provision.

8.13 DISCLOSURE OF INFORMATION. The Debtor hereby consents to the Secured Party, in compliance or purported compliance with any statutory disclosure requirements, disclosing information about the Debtor, this Security Agreement, the Collateral and the Obligations to any person the Secured Party believes is entitled to such information and the Debtor acknowledges and agrees that the Secured Party may charge and retain a fee and its costs incurred in providing such information.

8.14 STATUTORY WAIVERS. To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the powers, rights or remedies of a secured party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

                             PART 9 - INTERPRETATION

9.1 INCORPORATED DEFINITIONS. In this Security Agreement words which are defined in the Uniform Commercial CodE in effect in Delaware from time to time (the "Code") which are not defined in this Agreement will have the meaning set out in the Code.

9.2 HEADINGS. The headings in this Security Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Security Agreement.

9.3 SEVERABILITY. If any provision contained in this Security Agreement is invalid or unenforceable the remainder of this Security Agreement will not be affected thereby and each provision of this Security Agreement will separately be valid and enforceable to the fullest extent permitted by law. Without limiting the generality of the foregoing and regardless of any provision contained in any Loan Document, the Secured Party shall not be entitled to receive, collect or apply as interest, and this Agreement shall not secure, any amount in excess of interest calculated at the maximum non-usurious rate of interest permitted by applicable law.

9.4 LAWS OF DELAWARE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware and the Debtor hereby submits to the non-exclusive jurisdiction of the Courts of Delaware concerning this Security Agreement.

9.5 JOINT OBLIGATIONS. If more than one person is the Debtor, the agreements of, and all obligations and covenants to be performed and observed by, the Debtor hereunder will be the joint and several agreements, obligations and covenants of each of the persons comprising the Debtor and any request or authorization given to the Secured Party by any of the persons comprising the Debtor will be considered to be the joint and several requests or authorizations of each of the persons comprising the Debtor.

9.6 TIME OF ESSENCE. Time will be of the essence hereof.

9.7 NUMBER AND GENDER. In this Security Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

9.8 ENUREMENT. This Security Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

                                PART 10 - WAIVERS

10.1 THE DEBTOR WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH THE SECURED PARTY HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF LOAN DOCUMENT, THE OBLIGATIONS, OR THE COLLATERAL, (B) PRESENTMENT, DEMAND, AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION, OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND GUARANTIES AT ANY TIME HELD BY THE SECURED PARTY ON WHICH THE DEBTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE SECURED PARTY MAY DO IN THIS REGARD,
(C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE SECURED PARTY TO EXERCISE ANY OF THE SECURED PARTY'S REMEDIES, (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, AND EXEMPTION LAWS, AND (E) NOTICE OF ACCEPTANCE HEREOF. THE DEBTOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE SECURED PARTY'S ENTERING INTO THIS AGREEMENT AND THAT THE SECURED PARTY IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH THE DEBTOR. THE DEBTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

TO EVIDENCE ITS AGREEMENT the Debtor has executed this Security Agreement on the date first above written.


TENGTU INTERNATIONAL CORP.



By: __________________________________
Its: Authorized Signatory


                                   SCHEDULE 1

                            PRIOR SECURITY INTERESTS

o          None.

                                   SCHEDULE 2

                          DEBTOR'S PLACE(S) OF BUSINESS


o          Toronto, ON



                         DEBTOR'S CHIEF EXECUTIVE OFFICE


           236 Avenue Road
           Toronto, ON  M5R 2J4


                            LOCATION(S) OF COLLATERAL


o          Province of Ontario
o          Beijing, China

                                    EXHIBIT E

                                    GUARANTEE

                                    EXHIBIT F

                      FORM OF PLEDGE AND SECURITY AGREEMENT


           PLEDGE AND SECURITY AGREEMENT dated as of June 6, 2002, by and between Orion Capital Incorporated ("Pledgor") and Quest Ventures Ltd. ("Creditor").

           WHEREAS, Tengtu International Corp. ("Debtor"), Creditor and Pledgor are parties to a Loan Agreement, dated June 6, 2002 (the Loan Agreement"); and

           WHEREAS, to induce Creditor to enter into the Loan Agreements and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor agreed, among other things, to pledge and grant a security interest in the Collateral (as so defined herein) as security for the Secured Obligations (as so defined herein);

           NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. Terms defined in the Loan Agreement are used herein as defined therein. In addition, as used herein:

           "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

           "Note" shall mean the promissory note of Debtor issued pursuant to the Loan Agreement.

           "Obligations" shall mean the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of, interest and bonus on the Loans made by Creditor to, and the Note held by Creditor of, the Debtor and all other amounts from time to time owing to Creditor by Debtor under the Loan Agreement and under the Note, in each case strictly in accordance with the terms thereof.

           "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.

           "Secured Obligations" shall mean, collectively, (a) the Obligations, and (b) all obligations of the Debtor and/or the Pledgor under the Transaction Documents .

           "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 2. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Creditor that:

           2.01 NO BREACH. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Pledgor is a party or by which Pledgor is bound or to which Pledgor is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon Pledgor's earnings or assets pursuant to the terms of any such agreement or instrument.

           2.02 ACTION. This Agreement has been duly and validly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms.

           2.03 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency is necessary for the execution, delivery or performance by such Pledgor of this Agreement or for the validity or enforceability hereof.

           2.04  PLEDGED STOCK.

           (a) Pledgor is the sole legal and beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no lien or other encumbrance exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of Creditor created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of such Collateral.

           (b) The Pledged Stock represented by the certificates identified under the name of such Pledgor in Exhibit 1 hereto is duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual or other resale restriction under applicable securities laws, or any restriction under the charter or by-laws of the Company, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

           2.05 AFFILIATE STATUS. Pledgor is an "affiliate" of Debtor (as that term is defined in Rule 144 under the Securities Act of 1933, as amended).

Section 3. THE PLEDGE. As collateral security for the complete and timely performance of the Secured Obligations, including, without limitation, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Pledgor hereby pledges and grants to Creditor a security interest in all of such Pledgor's right, title and interest in the following property, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

           (a) the number of shares of common stock of the Company represented by the certificates identified in Exhibit 1 hereto, together with the certificates evidencing the same (collectively, the "Pledged Stock");

           (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

           (c) in the event of any consolidation or merger in which Debtor is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger; and

           (d) all proceeds of and to any of the property of such Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

Section 4. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, Pledgor hereby agrees with Creditor as follows:

           4.01      DELIVERY AND OTHER PERFECTION.  Pledgor shall:

           (a) if any of the shares, securities, moneys or property required to be pledged by such Pledgor under Section 3 hereof are received by such Pledgor, forthwith either (i) transfer and deliver to Creditor such shares or securities so received by such Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) and medallion signature guaranteed, all of which thereafter shall be held by Creditor, pursuant to the terms of this Agreement and (ii) take such other action as Creditor shall deem necessary or appropriate to duly record or perfect the lien created hereunder in such shares, securities, moneys or property in said Section 3;

           (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of Creditor) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Creditor to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of Creditor or its nominee;

           (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as Creditor may reasonably require in order to reflect the security interests granted by this Agreement; and

           (d) permit representatives of Creditor, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and forward copies of any notices or communications received by Pledgor with respect to the Collateral, all in such manner as Creditor may require.

           4.02. OTHER FINANCING STATEMENTS AND LIENS. Without the prior written consent of Creditor, Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Creditor is not named as the sole secured party.

4.03. PRESERVATION OF RIGHTS. Creditor shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

           4.04.     COLLATERAL.

           (a) Creditor may have the Pledged Shares reissued in its own name on the books and records of the Debtor, to be held by Creditor pursuant to this Agreement.

           (b) So long as no Event of Default (as defined in the Note) shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the other Transaction Documents or any other instrument or agreement referred to herein or therein, and Creditor agrees to vote the Pledged Shares in accordance with Pledgor's written instructions.


           (c) 4.05. EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

           (a) Creditor shall have all of the rights and remedies with respect to the Collateral of a secured party under the PERSONAL PROPERTY SECURITY ACT (British Columbia) (the "BC PPSA") (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Creditor were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right);

           (b) Creditor in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

           (c) Creditor may, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of Creditor, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Creditor deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), all in accordance with the BC PPSA, and Creditor or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. Creditor may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

           4.06. DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any deficiency.

           4.07. PRIVATE SALE. Creditor shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to
Section 4.05 hereof conducted in a commercially reasonable manner. Pledgor hereby waives any claims against the Creditor arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Creditor accepts the first offer received and does not offer the Collateral to more than one offeree. Pledgor acknowledges that the Pledged Shares are currently "restricted" under the Securities Act, and may only be sold by the Creditor pursuant to an effective registration statement under the Securities Act, or an applicable exemption from registration. Even if the Pledged Shares may be sold in a "public" sale under the Securities Act, Pledgor acknowledges that the market for the Pledged Shares may be limited.

           4.08 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided and except as provided below in this Section 4.08, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be applied by Creditor:

           (a) First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Creditor and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by Creditor in connection therewith;

           (b) Next, to the payment in full of the Secured Obligations; and

           (c) Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

           As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of or obligor on any of the Collateral.

           4.09. ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to Creditor while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default Creditor is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that Creditor may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as Creditor shall be entitled under this Section 4 to make collections in respect of the Collateral, Creditor shall have the right and power to receive, endorse and collect all checks made payable to the order of either Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

           4.10. PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Creditor all certificates identified in Exhibit 1 hereto, accompanied by undated stock powers duly executed in blank and medallion signature guaranteed, and a letter of instruction to the Debtor and its transfer agent, instructing the Debtor and the transfer agent that the Pledged Shares may only be transferred by the Creditor, unless and until it receives notice to the contrary from the Creditor.

           4.11. TERMINATION. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and Creditor shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Pledgor.

           4.12. FURTHER ASSURANCES. Pledgor agrees that, from time to time upon the written request of Creditor, Pledgor will execute and deliver such further documents and do such other acts and things as Creditor may reasonably request in order fully to effect the purposes of this Agreement.

SECTION 5.  MISCELLANEOUS.

           5.01. NO WAIVER. No failure on the part of Creditor to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Creditor of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

           5.02. NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the addresses set forth in the Loan Agreement. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

           5.03. AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Pledgor and Creditor. Any such amendment or waiver shall be binding upon the Company, Creditor, each holder of any of the Secured Obligations and Pledgor.

           5.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Pledgor, Creditor and each holder of any of the Secured Obligations (provided, however, that Pledgor shall assign or transfer his or her rights hereunder without the prior written consent of Creditor). In the event that this Agreement is assigned by Creditor, Creditor must first provide ten (10) days written notice of the assignment to Debtor and Pledgor.

           5.05. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

           5.06. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

           5.07 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia, without regard to the conflicts of laws provisions thereof. Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of British Columbia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in British Columbia, to the extent permitted by law. Pledgor hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Pledgor irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of Creditor to serve process in any other manner permitted by law.

           5.09. AGENTS AND ATTORNEYS-IN-FACT. Creditor may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

           5.10. SEVERABILITY.If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Creditor in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

           IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.


ORION CAPITAL INCORPORATED     QUEST VENTURES LTD.


By:_____________________________          By:_____________________________


Title:___________________________         Title:___________________________

                                    EXHIBIT 1

                                  PLEDGED STOCK

CERTIFICATE NUMBER                DATE OF ACQUISITION           NUMBER OF SHARES

       949                           June 14, 2001                  3,333,333

       951                            May 15, 2001                  3,349,146

       962                           June 17, 2001                  3,333,333

                                    EXHIBIT G
                              Letter of Instruction

                          GUZOV, STECKMAN & OFSINK, LLC
                                ATTORNEYS-AT-LAW
                          600 MADISON AVENUE 22ND FLOOR
                            NEW YORK, NEW YORK 10022
                TELEPHONE: (212) 371-8008 TELEFAX: (212) 688-7273






DEBRA J. GUZOV (NY & NJ BARS)
LAWRENCE A. STECKMAN (NY BAR)
DARREN L. OFSINK (NY BAR)



                                  June 5, 2002


BY FACSIMILE TO 818-502-0674 AND E-MAIL

Ms. Christine Moore
U.S. Stock Transfer Corp.
1745 Gardena Avenue
Glendale, CA  91204-2991

           Re: Tengtu International Corp. - Rule 144 transfer of shares by Quest
               Ventures, Ltd.

Dear Ms. Moore:

           We are counsel to Tengtu International Corp. ("Tengtu"). We hereby direct that with respect to the sale of shares of Tengtu International Corp. ("Tengtu") $.01 par value per share common stock represented by certificates 949, 951 and/or 962 (the "Shares"),or any certificate(s) issued to Quest Ventures, Ltd. as transferee of the Shares, under Rule 144, you may accept an opinion letter in the form attached from the law firm of Williams, Kastner & Gibbs PLLC and should not seek our opinion as to any such sale.


                                           Very truly yours,

                                           Guzov, Steckman & Ofsink, LLC
                                           GUZOV, STECKMAN & OFSINK, LLC


cc:        Mr. Paul Lin (by facsimile w/encl. to 416-963-9659)
           Susan Lehr, Esq. (by e-mail to SLEHR@WKG.COM)
                                          -------------
           Douglas Shields, Esq. (by e-mail to DOUG_SHIELDS@DAVIS.CA)
                                               ---------------------





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                                                                        [Date]


BY FACSIMILE TO 818-502-0674

Ms. Christine Moore
U.S. Stock Transfer Corp.
1745 Gardena Avenue
Glendale, CA  91204-2991

           Re: Tengtu International Corp. Rule 144 transfer of shares by Quest
               Ventures, Ltd.

Dear Ms. Moore:

           We are U.S. counsel to Quest Ventures Ltd. ("Seller"). We write at the request of Seller for removal of transfer restrictions from _______________ shares (the "Shares") of Tengtu International Corp. ("Tengtu") $.01 par value per share common stock represented by certificate (the "Shares"). The registered holder of the Stock is Seller. Seller is holding the Stock as a pledgee pursuant to the terms of a loan agreement among Tengtu, Seller and Orion Capital Incorporated (the "Loan Agreement"). We also direct your attention to the June 5, 2002 letter from Guzov, Steckman & Ofsink, LLC, a copy of which is annexed hereto, requesting that U.S. Stock Transfer Corp. accept an opinion letter as to the shares represented by Certificate _______ from our firm.

           We have reviewed the following materials which are annexed hereto:
(1) representation letter from Seller, (2) Form 144 executed by Seller and (3) June __, 2002 opinion letter from Guzov Steckman & Ofsink, LLC relating to, INTER ALIA, the holding period of the Shares. Based only on the foregoing, and without any independent investigation on our part, the Shares may be sold pursuant to Rule 144.

           This opinion is rendered only with regard to the matter set forth above. No other opinions are intended nor should they be inferred. This opinion is solely for the information of the addressee set forth above, and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without our prior written consent. Other than the addressee set forth above, no one is entitled to rely on this opinion. This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to our attention hereafter.

           In rendering our opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

           In rendering our opinion, we have assumed that (i) the documents described above, as will be received by you, will be true, correct and complete and have not been amended by oral or written agreement or by conduct of any party and (ii) Seller has all requisite power and authority and has taken all necessary action in connection with the transfer of the Stock.

           Our examination of the law relevant to the matters covered by this opinion is limited to the Securities Act of 1933, as amended.


                                                       Very truly yours,


Enclosures

cc:        Darren L. Ofsink, Esq. (by facsimile w/encl. to 212-688-7273)





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